UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2025

Green Dot Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

1675 N. Freedom Blvd (200 West) Building 1
Provo,	Utah	84604	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 19, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of Green Dot Corporation (the “Company”) approved Mr. Jacobs’ compensation for his continued service as the Company’s interim Chief Executive Officer (the “Interim CEO”) through January 7, 2026.
Under his compensation package, Mr. Jacobs will continue to receive a monthly salary of $50,000 in cash and a monthly service award of up to $60,000 in cash, consistent with his compensation for the initial period of his service as Interim CEO. Additionally, Mr. Jacobs was granted 131,717 time-based restricted stock units (“RSUs”) pursuant to the terms of the Company's 2010 Equity Incentive Plan and standard form of RSU award agreement. The RSUs will vest and settle on June 19, 2026, subject to the Company’s standard vesting terms. Additionally, vesting and settlement of the RSUs will accelerate on a pro-rata basis, based on the number of whole months served during the period from June 6, 2025 to January 7, 2026, if his interim service is terminated without cause (a “Qualifying Termination”) prior to January 7, 2026 or in full if the Qualifying Termination occurs on or after January 7, 2026. The vesting and settlement of the RSUs will also accelerate in full upon the consummation of a Corporate Transaction (as defined in the Company’s Amended and Restated 2010 Equity Incentive Plan).
Mr. Jacobs is also eligible to earn a one-time bonus (the “One-Time Discretionary Bonus”) of up to an additional $1,750,000, payable in cash or Class A common stock of the Company (at Mr. Jacobs’ election) within 10 days of January 7, 2026, based on Mr. Jacobs’ and Company performance during the period from June 6, 2025 to January 7, 2026, as determined by the Committee in its sole discretion on or about January 7, 2026, provided Mr. Jacobs continues to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company through such date. The Committee will take into account the following factors, among others, when assessing performance during the performance period: execution of the Company’s strategic plan and management of its operations and performance as the Company explores its strategic alternatives, progress towards completion of Corporate Transaction, if any, the financial and operating performance of the Company, and steps taken to facilitate an effective leadership transition.
The foregoing description of the One-Time Discretionary Bonus is qualified in its entirety by reference to the text of a Performance Award Letter with Mr. Jacobs, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Amy Pugh
Amy Pugh
General Counsel

Date: June 20, 2025